Exhibit 3.79

REQUESTED BY:

HEALTHTRUST, INC.

FAYE S. EDWARDS

4525 HARDING ROAD

NASHVILLE, TENNESSEE 37205

CERTIFICATE OF INCORPORATION

I, MAX CLELAND, Secretary of State and the Corporations Commissioner of the State of Georgia do hereby certify, under the seal of my office, that

“COLUMBUS CARDIOLOGY, INC.”

has been duly incorporated under the laws of the State of Georgia on the date set forth above, by the filing of articles of incorporation in the office of the Secretary of State and the fees therefor paid, as provided by law, and that attached hereto is a true copy of said articles of incorporation.

WITNESS, my hand and official seal, in the City of Atlanta and the State of Georgia on the date set forth below.

DATE: APRIL, 3, 1991

FORM A1 (JULY 1989)

MAX CLELAND SECRETARY OF STATE

VERLEY J. SPIVEY DEPUTY SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

COLUMBUS CARDIOLOGY, INC.

ARTICLE I

The name of this Corporation is Columbus Cardiology, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Georgia is 1043 Third Avenue, in the City of Columbus, County of Muscogee. The name of its registered agent at that address is William Scrantom Esq.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the Georgia Business Corporation Code.

ARTICLE IV

The Corporation has authority to issue one Thousand (1,000) shares of Common Capital Stock. The par value of such shares is One Dollar ($1.00) per share. All shares shall be of one class.

ARTICLE V

Shareholders shall not have preemptive rights.

ARTICLE VI

The name and mailing address of the Incorporator of the Corporation is as follows: Faye S. Edwards, 4525 Harding Road, Nashville, Tennessee 37205.

ARTICLE VII

The mailing address of the initial principal office of the corporation is: 4525 Harding Road, Nashville, Tennessee 37205.

Dated: March 1, 1991.

Faye S. Edwards
Incorporator

CERTIFICATE OF THE INCORPORATOR

I, Faye S. Edwards, Incorporator of Columbus Cardiology, Inc. do hereby certify that the attached Notice of Intent to Incorporate has been forwarded to The Columbus Ledger-Enquirer, Muscogee County, Georgia for publication as required by the Georgia Business Corporation Code 14-2-201.1(b).

Dated: March 7, 1991.

Faye S. Edwards
Incorporator